CODE OF ETHICS WITH RESPECT TO
SECURITIES TRANSACTIONS OF ACCESS PERSONS

Amended January 1, 2015

I.	INTRODUCTION

Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) requires federally registered investment advisers to establish, maintain and enforce written codes of ethics that include, among other matters, standards of business conduct required of “supervised persons,” provisions requiring supervised persons to comply with applicable federal securities laws, provisions requiring “access persons” to report their personal securities transactions and holdings and obtain approval before they acquire beneficial ownership of any security in an initial public offering or private placement. This Code has been adopted by the Firm and is intended to comply with Advisers Act Rule 204A-1 and Investment Company act Rule 17j- 1.

Supervised Persons must comply with applicable federal securities laws, including the standards set forth in these two Rules. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

A.	To employ any device, scheme or artifice to defraud the Fund;
B.
To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

C.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
D.	To engage in any manipulative practice with respect to the Fund.

This Code is intended to provide guidance to Access Persons of the Firm in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of advisory clients of the Firm.  A copy of this Code is available upon request to advisory clients of the Firm.

Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to acknowledge in writing that you have received a copy of this Code, as well as any amendments to the Code.  You are required to certify annually that you have read, understood and complied with this Code. All certifications must be made via Compliance 11, the firm’s cloud-based compliance automation software.

If you have any questions concerning this Code, please contact the Chief Compliance Officer and/or the Firm’s counsel.

II.	DEFINITIONS.

A.
Access Person. “Access Person” means any Supervised Person who has access to non-public information regarding any Clients’ purchase or sale of Securities or non-public information regarding the portfolio holdings of any client or who is involved in making Securities recommendations to Clients, or has access to such recommendations that are non-public. All Partners, officers, directors and employees of the Firm are considered Access Persons.

B.	Adviser. The “Firm” means Morgan Dempsey Capital Management, LLC.

C.
Automatic Investment Plan. “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

D.
Beneficial Ownership. “Beneficial Ownership” has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity Securities. “Beneficial ownership” under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person’s home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34- 18114 issued by the Securities and Exchange Commission on the meaning of the term “beneficial ownership” is available upon request from the Chief Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.

E.
Being Considered for Purchase or Sale.  A Security is “being considered for purchase or sale” when a recommendation to purchase or sell such Security has been made and communicated by an Supervised Person, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

F.	Client. “Client” means any investment advisory client of the Firm, including a Mutual Fund.

G.	Chief Compliance Officer. “Chief Compliance Officer” means the Chief Compliance Officer as well as any designee appointed by such person.

H.	Control. “Control” means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

I.
Covered Security. “Covered Security” means any Security, except such term shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper or, high quality short-term debt instruments, including repurchase agreements.

J.
Federal Securities Laws. “Federal Securities Laws” means the Securities Act of 1933, Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted by the SEC or the Department of the Treasury.

K.
Initial Public Offering. “Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

L.
Private Placement. “Private Placement” means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereto or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

M.	Security. “Security” has the same meaning as in Section 2(a)(36) of the 1940 Act. A copy of Section 2(a)(36) of the 1940 Act is available from the Chief Compliance Officer.

N.
Supervised Persons. “Supervised Persons” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Firm, or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

III.	STATEMENT OF GENERAL PRINCIPLES

The following general fiduciary principles shall govern the conduct and personal investment activities of all Supervised Persons.

Each Supervised Persons shall act with integrity, competence and dignity, shall adhere to the highest ethical standards and shall:

A.
Recognize that the Firm has fiduciary duties to all Clients, which involves a duty at all times to deal fairly with, and act in the best interests of all Clients, including the duty to use reasonable care and independent professional judgment and to make full and fair disclosure of all material facts;

B.	At all times, place the interests of Clients before his or her personal interests;

C.	Comply with the applicable Federal Securities Laws;

D.	Conduct all personal Securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility;

E.	Not take any inappropriate advantage of his position with or on behalf of any Client; and

F.	Report promptly any violations of this Code to the Chief Compliance Officer.

Supervised Persons should follow not only the letter of this Code, but also its spirit and their conduct and transactions will be reviewed for this purpose.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.
Prior Clearance Required for All Transactions in Covered Securities. Unless the transaction is exempt under Section V below, no Access Person may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior clearance for such transaction from the Chief Compliance Officer. For purposes of this procedure, an Access Person is deemed to have a beneficial interest in any securities account of his or her spouse and minor children, and in any account of a grandparent, aunt or uncle for which a securities transaction was recommended or placed by the Access Person. No such person may approve their own trades. Trades of the Chief Compliance Officer must be approved by another Firm manager. When requesting prior clearance, each Access Person should be aware that:

1.	All requests for prior clearance must provide the information set forth on the standard Request for Authorization for Personal Trading in Covered Securities Form, via Compliance11.

2.	Prior clearance of a securities transaction is effective for three business days from and including the date clearance is granted.

The Firm shall retain a record of the approval of, and rationale supporting, any direct or indirect acquisition by an Access Person of a beneficial interest in Covered Securities.

B.
Purchases and Sales Involving a Client Account (Blackout Periods). Unless the transaction is exempt under Section V below, no Access Person may (i) execute a transaction for Covered Securities prior to a Client purchasing or selling that same Covered Security; or (ii) purchase or sell any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Covered Security being considered for purchase or sale by a Client. The Blackout Period is 2 days before and 2 days after the Client purchasing or selling the Covered Security.

C.
Initial Public Offerings. No Access Person may acquire any beneficial ownership in any equity Covered Securities (or Securities convertible into equity Covered Securities) in an Initial Public Offering unless approved in advance by the Chief Compliance Officer via Compliance11.

D.
Private Placements. Before directly or indirectly acquiring beneficial ownership in any Securities in a Private Placement, each Access Person shall obtain express prior written approval from the Chief Compliance Officer via Compliance11, who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for any Client, and whether such opportunity is being offered to such Access Person by virtue of his position with the Firm.

If and after such authorization to acquire such Securities in a Private Placement has been obtained, the Access Person must disclose such personal investment whenever any subsequent consideration by a Client for investment in that issuer arises.

If a decision is being considered to purchase Securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person in a Private Placement, that decision shall be subject to an independent review by a disinterested Portfolio Manager or Firm officer with no personal interest in the issuer.

E.
Service as a Director. No Access Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of the Firm (as the case may be), based upon a determination that such service would be consistent with the interests of the Firm’s Clients.

If board service of an Access Person is authorized by the Board of Directors of the Firm, such Access Person shall be isolated from the investment making decisions for the Clients with respect to the company of which he is a director.

F.
Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of the Firm) any information regarding Securities transactions made, or being considered, by or on behalf of any Client.

V.	EXEMPT TRANSACTIONS

The prohibitions described in Section IV.A and B above shall not apply to:

A.
Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

B.	Purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transaction:

C.	Purchases or sales within the blackout period for Covered Securities traded in client accounts due to the clients unanticipated cash flows;

D.	Purchases that are part of an issuer’s automatic dividend reinvestment plan;

E.	Purchases or sales that are made pursuant to an Automatic Investment Plan;

F.	Purchases or sales of a registered unit investment trust, exchange-traded fund or closed-end management investment company;

VI.	REPORTING REQUIREMENTS OF ACCESS PERSONS

A.
Initial Holdings Report. Every Access Person shall complete, sign and submit to the Chief Compliance Officer an Initial Holdings Report no later than 10 days after becoming an Access Person. The Initial Holdings Report must be submitted via Compliance11 and shall include the following information:

1.
The title and type, exchange ticker symbol, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3.	The date on which the report is submitted by the Access Person.

The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

B.
Quarterly Transaction Reports. Every Access Person shall complete and submit to the Chief Compliance Officer via Compliance11a Quarterly Transaction Report which discloses information with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Covered Security. The Quarterly Transaction Report shall be submitted no later than 30 days after the end of each calendar quarter, whether or not the Access Person opened any account or engaged in any transactions for the quarter. For any transaction in a Covered Security during the quarter in which the Access Person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

1.
The date of the transaction, the title and type, exchange ticker symbol or CUSIP number (as applicable), interest rate and maturity date (if applicable), the number of shares and the principal amount of the Covered Security involved;

2.	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

3.	The price at which the transaction was effected;

4.	The name of the broker, dealer, or bank with or through whom the transaction was effected; and

5.	The date that the report is submitted by the Access Person.

For any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report shall contain the following information:

1.	The name of the broker, dealer or bank with whom the Access Person established the account;

2.	The date on which the account was established; and

3.	The date on which the report is submitted by the Access Person.

In lieu of the report submitted via Compliance11, the reporting person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information.

C.
Annual Holdings Reports. Every Access Person shall complete, sign and submit to the Chief Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The  Annual Holdings Report submitted via  Compliance11 shall  contain the following information:

1.
The title and type, exchange ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial interest;

2.
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the benefit of the Access Person as of the date when that person became an Access Person; and

3.	The date when the Access Person submitted the report.

The information contained in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

D.
Brokerage Statement. On a case-by-case basis, the Chief Compliance Officer may permit an access person to submit a brokerage statement in lieu of an Initial Holding Report, Quarterly Transaction Report or Annual Holdings Report, so long as the required elements as described above in the applicable section are included, and the statement is submitted in a timely manner.

E.
Notice of Account Openings. Each Access Person shall complete and  submit to the Chief Compliance Officer, via Compliance11 a Notice of Account Opening prior to establishing an account in which any Securities are to be held for the direct or indirect benefit of such Access Person.

F.
Notification of Reporting Obligation. All Access Persons having a duty to file Quarterly Reports and Initial and Annual Holdings Report hereunder shall be informed of such duty by the Chief Compliance Officer and shall be provided with a copy of this Code via Comploiance11. Once informed of the duty to file a Quarterly Report and Initial and Annual Holdings Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any new information to report for the period.

G.
Disclaimer of Beneficial Ownership. No Quarterly Report or Initial or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

H.
Potential Conflicts of Interest. Every Access Person shall immediately, and annually thereafter,report to the Chief Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person’s transactions and Securities held or to be acquired by a Client.

VII.	COMPLIANCE MONITORING

The Chief Compliance Officer shall review all Quarterly Reports, Initial and Annual Holdings Reports, confirmations, and other materials provided to him via Compliance11 regarding personal transactions in Covered Securities by Access Persons to ascertain compliance with the provisions of this Code. The Chief Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, it shall be the responsibility of the Chief Compliance Officer to report such violation to the management of the Firm.

On a periodic basis, but not less than annually, the Firm’s Chief Compliance Officer shall prepare a written report to the Fund’s management and Board of Trustees setting forth the following:

A.
A description of any issues arising under the Code or underlying procedures since the last report to the Board including, but not limited to, information about material violations of the Code or underlying procedures and sanctions imposed in response to the material violations; and

B.	A certification on behalf of the Adviser that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

VIII.	REVIEW BY MANAGERS

The Chief Compliance Officer shall regularly (but no less frequently than annually) furnish to the Managers of the Firm a written report regarding the administration of this Code. This report shall describe issues that arose during the previous year under this Code, including but not limited to information about material violations of this Code and related procedures, as well as sanctions imposed as a result of these violations. The report shall also certify to the Managers that has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code. The Managers should consider this report and determine whether amendments to the Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Chief Compliance Officer shall make an appropriate recommendation to the Managers. The Chief Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Managers. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Quarterly or Annual Holdings Reports, or the failure by Access Persons to obtain prior clearance of any personal transactions in Covered Securities, the Managers may impose any sanction or take such remedial actions as it deems appropriate. No director shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

IX.	RECORDS RETENTION

The Firm shall maintain records in the manner and to the extent set forth below, as required by Rule 204-2 and Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the Company Act:

A.	Retention of Copy of Statement. A copy of this Code, and any versions that were in effect within the past five years shall be preserved in an easily accessible place;

B.
Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

C.
Copy of Forms and Reports. A copy of each Request for Personal Trading Authorization Form, Quarterly Report, Initial Holdings Report Annual Holdings Report, and Notice of Account Opening prepared and filed by an Access Person pursuant to this Code shall be preserved by the Chief Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

D.
Account Review. The CCO will review all account statements and reports within 30 days after receipt. Such review shall: i) address whether Access Persons followed internal procedures, such as pre-clearance; ii) compare Access Person transactions to any restrictions in effect at the time of the trade, including securities on the Restricted List; and iii) periodically analyze the Access Person’s overall trading for patterns that may indicate abuse. The CCO will document such review by initialing Access Person statements or otherwise indicating the statements that have been reviewed and will maintain copies of all reports and account statements received.

E.
Written Acknowledgements. A record of all written acknowledgments of receipt of this Code from each person who is, or within the past five years was, an Access Person or Supervised Person shall be preserved in an early accessible place;

F.	List of Access Persons. A list of all persons who are, or within the past five years of business were, Access Persons shall be maintained in an easily accessible place;

G.
Record of Approvals. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a Private Placement, and any other purchases or sales of Covered Securities by Access Persons shall be maintained in an easily accessible place for at least five years following the end of the fiscal year in which the approval is granted; and

H.	Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of the Adviser.

X.	CONFIDENTIAL TREATMENT

All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI.	VIOLATIONS OF THIS CODE

All supervised persons have an obligation to promptly report to the Chief Compliance Officer, any Code of Ethics violations that he or she becomes aware of. Failure to do so constitutes a violation of this Code of Ethics. Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Firm may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Firm shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

In addition, the Firm may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII.	WRITTEN ACKNOWLEDGEMENTS

Each Access Person and Supervised Person shall receive a copy of this Code when they become an Access Person or Supervised Person and any amendments thereto, and each Access Person and Supervised Person shall provide a written acknowledgement of receipt of this Code and any amendment thereto via Comliance11.

XIII.	INTERPRETATION OF PROVISIONS

Management of the Firm may, from time to time, adopt such interpretations of this Code as such Board or management deems appropriate.

XIV.	AMENDMENTS TO THE CODE

Any material change to the Code subsequent to its initial approval must be approved at least annually by the Firm’s Managers. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Chief Compliance Officer, unless the management of the Firm, as appropriate, expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

XV.	Reports to the Mutual Fund Board

A.	On a periodic basis, but not less than annually, the Firm’s Chief Compliance Officer shall prepare a written report to the Fund’s management and Board of Trustees setting forth the following:

1)
A description of any issues arising under the Code or underlying procedures since the last report to the Board including, but not limited to, information about material violations of the Code or underlying procedures and sanctions imposed in response to the material violations; and

2)	A certification on behalf of the Adviser that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

APPENDIX B
of Appendix V

REQUEST FOR AUTHORIZATION FOR PERSONAL TRADING
IN COVERED SECURITIES

Name: ___________________________________________________________      Proposed Transaction: __________________________________

This Request for Authorization Form must be completed by every Access Person of the Firm prior to any personal trade in Covered Securities. 1

Name of the issuer and dollar amount or number of Covered Securities of the issuer proposed to be purchased or sold: ____________________________
_____________________________________________________________________________________________________________________________

Nature of transaction (i.e., purchase, sale)2: _____________________________________________________________________________________
_____________________________________________________________________________________________________________________________

Does any Client own the Covered Securities you propose to buy or sell?
Yes ☐    ______________________    No ☐                      Don’t Know ☐

Is the covered Security being considered for purchase or sale by any client?                 Yes ☐         No ☐

Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate3 of the issuer?            Yes ☐        No ☐

If yes, please describe: _____________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.4
_____________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________

Do you have any material nonpublic information concerning the issuer?

Yes ☐                      No ☐

Do you beneficially own more than 0.5% of the outstanding equity securities of the issuer?

Yes ☐                      No ☐

1 The terms “Access Person” and “Covered Security” are defined in the Code of Ethics.
2 If other than a market order, please describe any proposed limits.
3 For purposes of this question, “affiliate” includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.
4  A “professional relationship” includes, for example, the provision of legal counsel or accounting services.   A “business relationship” includes, for example, the provision of consulting services or insurance coverage.

If yes, please report the name of the issuer and the total number of shares “beneficially owned”: _____________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Client that may be relevant to a determination as to the existence of a potential conflict of interest?               Yes ☐ No ☐

If yes, please describe:
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________

To the best of your knowledge and belief, the answers that you have provided above are true and correct.

Dated	Signature

Approval or Disapproval of Personal Trading Request (to be completed by Chief Compliance Officer (or other officer if the Request is being made by the Chief Compliance Officer)):

☐
I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary for approval of the proposed transaction have been satisfied because the proposed personal securities transaction (i) is not potentially harmful to any Client, (ii) would be unlikely to affect the market in which any Client’s portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by any Client, and the decision to purchase or sell the security is not the result of the receipt or possession of material, non-public information; and/or

☐
I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Time and Date:	Signed:

Title:

APPENDIX C
of Appendix V

QUARTERLY TRANSACTIONS REPORT FOR COVERED SECURITIES

Name: ___________________________________________________________      Report for Quarter Ended: ________________________________

This Quarterly Transaction Report must be filed quarterly (within 10 days after the end of each calendar quarter) by all Access Persons of the Firm. This report should list all accounts opened by the Access Person during the report period in which Securities are held for the direct or indirect benefit of the Access Person.1

If you are an Access Person, you must file this report whether or not you opened any accounts or had any reportable transactions for the reporting period. Each report must cover all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Did you open any accounts in which Securities are held for your direct or indirect benefit during the above quarter?

Yes ☐                                No ☐

Did you have any reportable transactions in Covered Securities during the above quarter?

Yes ☐                                No ☐

If you answered “Yes” to either question above, please complete the information on the next page. Copies of brokerage statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature

The undersigned,________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Quarterly Holdings Report on the______day of_________, 200___.

Chief Compliance Officer

1  The terms “Access Person” and “Covered Security” and “Security” are defined in the Code of Ethics

REPORTABLE ACCOUNT OPENINGS

For each reportable account opened during the report period, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

REPORTABLE SECURITIES TRANSACTIONS2
(Brokerage Statements May Be Attached in Lieu of This Report)

Date of transaction:  ______________________________________________________________________________________________________

Name of the issuer, title and type of security, exchange ticker symbol or CUSIP number (as applicable), and dollar amount or number of securities of the issuer purchased or sold: __________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________

Nature of transaction (i.e., purchase, sale, exchange or other type of acquisition or disposition):  _____________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________

Price at which the transaction was effected:  _____________________________________________________________________________________
______________________________________________________________________________________________________________________________

Name of broker, dealer, or bank with or through whom the transaction was effected:  ______________________________________________________
______________________________________________________________________________________________________________________________

Does the transaction involve:

(a)	sale of securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)?	Yes ☐	No ☐

(b)	purchase or sale of private placement securities?	Yes ☐	No ☐

(c)	purchase of a security in an initial public offering?	Yes ☐	No ☐

Please attach additional sheets with any other relevant information

2 This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

APPENDIX D
of Appendix V

ANNUAL CERTIFICATION

I hereby certify that I (i) have read and understand the Code of Ethics of the Firm (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all information, over the past year, required to disclosed by the Code of Ethics.

Signed:

Name:

Date:

APPENDIX E
of Appendix V

INITIAL HOLDINGS REPORT

Name: _______________________________________________________               Date of Report: ________________________________________

This Initial Securities Holdings Report must be filed by all Access Persons of the Firm no later than 10 days after such individual becomes an Access Person.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.1 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page. Copies of brokerage statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature

The undersigned,______________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Initial Holdings Report on the____day of________, 200   .

Chief Compliance Officer

1 The terms “Access Person” and “Covered Security” and “Security” are defined in the Code of Ethics.

REPORTABLE SECURITIES AND ACCOUNTS2
(Brokerage Statements May Be Attached in Lieu of This Report)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

(a) securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)? Yes ☐ No ☐

(b)	private placement securities? Yes ☐ No ☐

(c)	any security purchased in an initial public offering? Yes ☐ No ☐

Please attach additional sheets with any other relevant information

2 This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

APPENDIX F
of Appendix V

ANNUAL HOLDINGS REPORT

Name: _______________________________________________________               Date of Report: ________________________________________

This Annual Securities Holdings Report must be filed by all Access Persons and the information contained in this report must be current as of a date no more than 30 days before the report is submitted.

If you are an Access Person, you should include in this Report: (1) the title, number of shares, and principal amount of all Covered Securities in which you have a direct or indirect beneficial interest, and (2) the name of all brokers, dealers or banks with whom you maintain an account in which any securities were held for your direct or indirect benefit.1 You should include all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

Please describe all reportable securities holdings and securities accounts on the next page. Copies of brokerage statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

Date Submitted	Signature

The undersigned,__________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Annual Holdings Report on the_____day of_________, 200   .

Chief Compliance Officer

1 The terms “Access Person” and “Covered Security” are defined in the Code of Ethics.

REPORTABLE SECURITIES AND ACCOUNTS2
(Brokerage Statements May Be Attached in Lieu of This Report)

For each account in which any securities were held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account was established and the date such account was opened.

Name	Address	Contact Person	Date	Account Opened

For each Covered Security in which you have a direct or indirect beneficial interest, please list the title and type of security, exchange ticker symbol or CUSIP number, number of shares, and principal amount of such security.

Title/Type	Ticker Symbol/CUSIP Number	Number of Shares	Principal Amount

Do your holdings include:

(a) securities purchased within the last 60 days (or the purchase of securities sold within the last 60 days)? Yes ☐ No ☐

(b)	private placement securities? Yes ☐ No ☐

(c)	any security purchased in an initial public offering? Yes ☐ No ☐

Please attach additional sheets with any other relevant information

2 This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

APPENDIX G
of Appendix V

NOTICE OF ACCOUNT OPENING

Name: _______________________________________________________               Date of Report: ________________________________________

This Notice of Account Opening must be filed by all Access Persons of the Firm, prior to the opening of any account in which securities will be held for the direct or indirect benefit of such Access Person.

For each account in which any securities are to be held for your direct or indirect benefit, please list the name, address and contact person of the broker, dealer, or bank with whom the account will be established and the date such account is to be opened.

Name	Address	Contact Person	Date	Account Opened

To the best of my knowledge and belief, the answers set out in this Notice are true and correct.

Date Submitted	Signature

The undersigned,_________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Notice of Account Opening on the____day of___________, 200   .

Chief Compliance Officer

APPENDIX H
of Appendix V

ACKNOWLEDGEMENT OF RECEIPT
OF
CODE OF ETHICS

I hereby acknowledge receipt of the Code of Ethics, including all amendments (if any) thereto.

Dated:

Signed:

Name: